UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 12, 2018

MAGNEGAS APPLIED TECHNOLOGY SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35586	26-0250418
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

11885 44th Street North

Clearwater, FL 33762

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (727) 934-3448

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01 Other Events.

As previously disclosed, in June 2017 MagneGas Applied Technology Solutions, Inc. (the “Company”) sold to investors, among other securities, warrants to purchase the Company’s Series C Convertible Preferred Stock (the “Preferred Stock”) in a private placement. The warrants were exercisable for a total of 24,925 shares of Preferred Stock at an exercise price of $900 per share. The Preferred Stock was convertible into a number of shares of the Company’s common stock determined in accordance with a formula set forth in the Preferred Stock Certificate of Designations.

In connection with the private placement, the Company agreed to grant certain registration rights to the investors. Pursuant to such rights, on July 6, 2017, the Company filed a resale registration statement on Form S-3 (the “Resale S-3”). In the Resale S-3, the Company registered for resale all of the securities issued in the June 2017 private placement, including the warrants to purchase Preferred Stock, the Preferred Stock and common stock issuable on conversion of the Preferred Stock. The Company paid the registration fee in full for such resales. Pursuant to SEC staff guidance, the Company registered for resale by investors 71,214,286 shares of common stock, which was the maximum number of shares issuable at such time pursuant to the conversion of the Preferred Stock. The Resale S-3 was declared effective on September 14, 2017.

On January 16, 2018, the Company effected a 1-for-15 reverse stock split of its common stock (the “Reverse Split”). The reverse stock split did not affect the Preferred Stock or the conversion rate of the Preferred Stock. According to guidance of the SEC staff, by operation of Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the number of common stock shares available for resale under the Resale S-3 was automatically reduced in proportion to the Reverse Split. Pursuant to such SEC staff guidance, in order to register for resale all of the shares of common stock issuable on conversion of the Preferred Stock, the Company was required to file an additional registration statement. The Company was not aware of the SEC staff guidance and inadvertently did not file a new resale registration statement covering the additional shares issuable on conversion of the Preferred Stock.

After the Company became aware of the SEC staff guidance, it filed a resale registration statement on Form S-3 on October 29, 2018, covering the resale of the remaining shares issuable upon conversion of the Preferred Stock, which registration statement was declared effective on November 6, 2018. Between March 2018, when the investors sold the maximum number of shares registered in the Resale S-3, as adjusted by the Reverse Spit, and November 6, 2018, approximately 63 million shares were sold in unregistered transactions by two institutional investors (“Investors”). without an exemption from registration.

Consequently, certain purchasers of common stock from the Investors may have claims against us and/or the Investors under Section 12(a)(1) of the Securities Act, which, upon appropriate proof, may entitle them to recover the consideration paid for such shares with interest thereon, less the amount of any income received thereon, upon the tender of the shares, or damages if they no longer own the shares. Section 13 of the Securities Act requires that any such claim be brought within one year of the violation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 13, 2018

MAGNEGAS APPLIED TECHNOLOGY SOLUTIONS, INC.

/s/ Scott Mahoney
By:	Scott Mahoney
Its:	Chief Executive Officer